LETTER OF TRANSMITTAL

PARTNERS GROUP PRIVATE EQUITY (INSTITUTIONAL), LLC

EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Units in

PARTNERS GROUP PRIVATE EQUITY (INSTITUTIONAL), LLC

Tendered Pursuant to the Offer to Purchase
Dated September 29, 2014

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC.
BY OCTOBER 27, 2014.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., EASTERN TIME, ON OCTOBER 27, 2014,
UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

Partners Group Private Equity (Institutional), LLC
c/o UMB Fund Services, Inc.
235 W. Galena Street
Milwaukee, WI 53212

Attention: Tender Offer Administrator
Phone: (888) 977-9790
Fax: (816) 860-3140

Letter of Transmittal Page 1 of 4

PARTNERS GROUP PRIVATE EQUITY (INSTITUTIONAL), LLC

Ladies and Gentlemen:

The undersigned hereby tenders to Partners Group Private Equity (Institutional), LLC, a closed-end, non-diversified management investment company organized as a limited liability company under the laws of the State of Delaware (the “Fund”), some or all of the limited liability company units in the Fund (the “Units”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated September 29, 2014 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Units tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Units tendered hereby and that the Fund will acquire good title to the Units, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Units are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Units tendered hereby.

A promissory note (the “Note”) for the value of the purchased Units will be held by UMB Fund Services, Inc. (“UMBFS”) on behalf of the undersigned. Upon written request by the undersigned to UMBFS, UMBFS will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund. The initial payment of the purchase amount for the Units tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal.

The Note will also reflect the “Post-Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer. Any Post-Audit Payment of cash due pursuant to the Note will also be made by wire transfer of the funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Units will be based on the unaudited value of the Fund as of December 31, 2014, subject to an extension of the Offer as described in Section 8 of the Offer. The Post-Audit Payment will be payable promptly after the completion of the Fund’s next annual audit. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL TO:

PARTNERS GROUP PRIVATE EQUITY (INSTITUTIONAL), LLC, C/O UMB FUND SERVICES, INC., 235 W. GALENA STREET, MILWAUKEE, WI 53212, ATTENTION: TENDER OFFER ADMINISTRATOR. FOR ADDITIONAL INFORMATION: PHONE: (888) 977-9790 OR FAX: (816) 860-3140.

Letter of Transmittal Page 2 of 4

LETTER OF TRANSMITTAL

Tender Date: January 1, 2015

Tender Expiration Date: 11:59 p.m. ET, October 27, 2014

PLEASE COMPLETE PARTS 1, 2, 3, AND 4

PLEASE FAX OR MAIL TO:
PARTNERS GROUP PRIVATE EQUITY (INSTITUTIONAL), LLC	FOR ADDITIONAL INFORMATION:
UMB Fund Services	PHONE: (888) 977-9790
235 W. Galena Street	FAX: (816) 860-3140
Milwaukee, WI 53212

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS
Partners Group Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Telephone Number:

Advisor Firm Name:
Advisor Rep Name
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – AMOUNT OF UNITS IN THE FUND BEING TENDERED:

[   ] Entire amount of Units

[   ] Portion of Units   $______________   or   ______________ Number of Units

The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Units to have a NAV of less than $100,000, the Board of Managers of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum account balance is maintained or repurchase the remainder of the undersigned’s Units in the Fund.

Letter of Transmittal Page 3 of 4

LETTER OF TRANSMITTAL

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

HOLDBACK PAYMENTS: Holdback payments will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact UMB Fund Services at the (888) 977-9790 for instructions.

PROMISSORY NOTE: The Note reflecting both the initial payment and the Post-Audit Payment portion of the purchase amount, as applicable, will be held by UMB Fund Services, Inc. on the undersigned’s behalf. Upon a written request by the undersigned to UMBFS, UMBFS will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 4 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN
AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER
THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 4 of 4